Exhibit 99.1

JoS. A. Bank Clothiers to Open the NASDAQ Stock Market on Tuesday

HAMPSTEAD, Md.--(BUSINESS WIRE)--June 13, 2011--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: JOSB) announces that members of its senior management team will ring The NASDAQ Stock Market Opening Bell on Tuesday, June 14, 2011 at 9:30 a.m. EDT.

“We are honored that The NASDAQ Stock Market has invited our Company to open the market. This Tuesday is Super Tuesday at JoS. A. Bank, one of our biggest promotional events of the year, just in time for Father's Day. We are showcasing the high quality menswear products and tremendous values that have made our Company and the JOSB stock so successful,” commented R. Neal Black, President and CEO of JoS. A. Bank Clothiers, Inc. “NASDAQ is a premier stock market and we appreciate being recognized by such a fine institution. And we are also pleased that NASDAQ will be running our banner ad on the NASDAQ Marquee in Times Square through Father’s Day,” continued Mr. Black.

To view JoS. A. Bank Clothiers' opening ceremony live, please visit the NASDAQ web cam at http://www.NASDAQ.com/reference/marketsite_about.stm. Viewers are advised to visit the NASDAQ web cam site at approximately 9:20 a.m. EDT.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation’s leading designers, manufacturers and retailers of men’s classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 521 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol “JOSB.”

Our statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecasted due to a variety of factors outside of our control that can affect our operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of our growth strategy, including our ability to finance our expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended January 29, 2011 and our subsequent Quarterly Report on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. We do not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in our assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715

or Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq), or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com